Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-17031, 333-17055, 333-17405, 333-89219, 333-93593, 333-38444, 333-101780, 333-113041, 333-125702, 333-149581, 333-150019 and 333-151476 on Form S-8 and Nos. 333-24685, 333-43071 and 333-147658 on Form S-3 of our report dated November 21, 2008, relating to the consolidated financial statements and financial statement schedule of Rockwell Automation, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes and Financial Accounting Standard No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – An Amendment of FASB Statements No. 87, 88, 106, and 132R) and the effectiveness of Rockwell Automation, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Rockwell Automation, Inc. for the year ended September 30, 2008.

/s/ DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin

November 17, 2008